TELECOMMUNICATIONS LICENSE AGREEMENT

THIS TELECOMMUNICATIONS LICENSE AGREEMENT ("License") is made and entered into as of the 17th day of November, 2004 by and between Marnell Corrao Associates, Inc., a Nevada corporation, ("Licensor") and SkyBridge Wireless, Inc., a Nevada Corporation ("Licensee").

WHEREAS, Licensor entered into that certain Lease Agreement with Rio Properties, Inc., a Nevada corporation (“Rio”) on June 24, 1997 in which Licensor leased the fifty-second (52nd) floor of the Building (as hereinafter defined) and Licensor constructed certain improvements including a communications tower on the roof of the Building for the purpose of housing and operating certain Telecommunications Equipment; and

WHEREAS, Licensor has the authority to enter into licensing agreements to grant to third parties the right to locate and operate certain Telecommunications Equipment in the Building and upon its antenna mounting base; and

WHEREAS, Licensee desires to acquire a license to have certain Telecommunications Equipment installed at and to operate such Telecommunications Equipment at the Building.

AGREEMENT

NOW, THEREFOR, in consideration of the foregoing, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions

        1.1 “License Fee” shall be an annual fee of Thirty Thousand and No/100 Dollars ($30,000.00) payable in equal monthly installments of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in advance of the first day of each month, subject to adjustment as set forth in Section 7.1 of this License.

        1.2 The “Building” shall mean the building located upon the real property known as the Rio Suite Hotel & Casino and whose address is 3700 West Flamingo Road, Las Vegas, Nevada 89103.

        1.3 “Commencement Date” shall mean the earlier of the date that Licensee actually commences to use the Equipment Space (as hereinafter defined) or September 1, 2004.

        1.4 “License Term” shall mean a term commencing on the commencement date and continuing for twenty-four (24) full calendar months (plus any partial calendar month in which the commencement date falls), subject to revocation as set forth in Sections 3 and 29 of this License.

        1.5 “Normal Business Hours” for the Building shall mean 8:00 a.m. to 5:00 p.m. Mondays through Fridays, exclusive of normal business holidays.

        1.6 “Telecommunications Equipment” shall mean the equipment set forth in Exhibit “A” attached hereto and made a part hereof and ancillary equipment including but not limited to cable, junction boxes, hangers, pull boxes, grounding wiring used in the normal course of Licensee’s business, which will be installed by Licensee, pursuant to the terms of this License.

        1.7 “Equipment Space” shall mean approximately 50 square feet located on the fifty-second (52nd) floor of the Building as designated in Exhibit “B” attached hereto. The Equipment Space will be used by the Licensee as the building service site.

        1.8 “Cable Tray” shall mean the spaces and pathways within the Building used for routing cables and ancillary equipment outside the Equipment Space. The purpose of the Cable Tray will be to permit connection of the Telecommunications Equipment to the communications tower on top of the Building. The precise location of the Cable Tray applicable to this Licensee will be designated by Licensor in writing and will be installed only as so designated by Licensor.

2. License Term

        This License shall continue in force during a period beginning on the Commencement Date and continuing until the expiration of the License Term, unless this License is sooner terminated or extended to a later date under any other term or provision hereof.

3. Grant of License

        3.1 Subject to and upon the terms herein set forth, Licensor hereby grants to Licensee a non-exclusive, revocable license to use the Equipment Space, to use the Cable Trays and to install cables to the rooftop communications tower for the purpose of constructing, installing, operating, repairing, maintaining and removing the Telecommunications Equipment.

        3.2 Licensor hereby reserves the right to grant, renew or extend similar licenses to others.

4. Use

        4.1 The Cable Trays and Equipment Space shall be used for telecommunications services for which Licensee has been certified to provide by either the local public utility governing body, or the Federal Communications Commission (the “FCC”). Licensee agrees not to use or permit the use of the Equipment Space or Cable Trays for any purpose which is illegal, dangerous to life, limb or property or which, in Licensor’s reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. In particular, no electronic equipment containing polychlorinated biphenyls (PCB’s) or other environmentally hazardous materials will either be used or stored in or around the Cable Trays or Equipment Space and no such materials will be used in any of the Telecommunications Equipment installed by Licensee in the Cable Trays or Equipment Space (except for Licensee’s battery system, which having environmentally sensitive materials will be handled by and will be the sole responsibility of the Licensee).

        4.2 Nothing herein should be construed as permitting Licensee to use the Cable Trays or Equipment Space for a purpose not specifically described herein, or to install new or substitute cable into the Cable Trays which consists of materials other than those described in Paragraph 9 hereof. Except for Cable Trays installed by Licensee, to which Licensee shall have exclusive right, it is acknowledged that Licensor may, at Licensor’s discretion, authorize other tenants and licensees of the Building to use portions of other Cable Trays in the Building, whether for the installation of Telecommunications Equipment or otherwise.

        4.3 Licensee shall not place signs on any of the doors or corridors leading to the Equipment Space or Cable Trays, without first obtaining the prior written consent of Licensor in each such instance, which consent may be given or arbitrarily withheld on such condition as Licensor may elect. Licensor shall have the right, at its option, at Licensee’s own cost and expense, to remove any signs placed by Licensee without Licensor’s prior written consent, and to repair any damage caused by the signs. Any and all installations to the Cable Trays or Equipment Space shall become the property of the Licensor upon the termination of this License.

5. Provision of Space

        Licensor shall provide approximately 50 square feet of floor space in the Building in the location designated on the plan annexed hereto as Exhibit “B”. The equipment room will be used by Licensee for the purposes set forth in Paragraph 4 herein, and for any other lawful purpose that Licensor shall approve in writing.

6. No Warranty of Premises

        Licensor makes no warranty or representation that the licensed premises are suitable for the Licensee’s use, it being assumed that Licensee has satisfied itself thereof. Licensee has inspected the Equipment Space and the Building spaces and accepts the same “as is” and agrees that Licensor is under no obligation to perform any work or provide any materials to prepare the licensed premises for Licensee.

7. License Fee Payment

        7.1 Licensee shall pay to Licensor, without any setoff or deduction whatsoever, a License Fee of Thirty Thousand and 00/100 dollars, each year of this License, adjusted annually on the anniversary of the commencement date by the percentage increase in the applicable Consumer Price Index (CPI) over the prior year’s index, which increase shall not be less than 5%. The License Fee shall be payable, without demand, in twelve (12) monthly payments of Two Thousand Five Hundred and No/100 Dollars per month, or part thereof, commencing on the date herein shown as the date of this License. All payments shall be made to Licensor at the address given in this License or such other address as Licensor may stipulate from time to time. Any fees not paid when due shall be subject to a late fee of ten percent and shall also be subject to interest charge of one and one-half percent (1.5%) per month for each month or partial month the amount due remains outstanding.

        7.2 In addition to the license fees, Licensee shall pay Licensor if, and when due, any sales, use or other taxes or assessments which are assessed or due by reason of this License or Licensee’s use of the Building hereunder.

8. Disclosure of Financial Terms

        Licensor and Licensee agree to use their good faith efforts to refrain from disclosing the financial terms of this License. Either party may disclose the financial terms of this License when required by law, regulation or prior agreement. No recourse, action or penalty shall be associated with the good faith effort of non-disclosure herein embodied.

9. Installation, Maintenance and Repair

        9.1 Prior to the initial installation of Telecommunications Equipment within the Equipment Space, Licensee shall, at is sole cost and expense, prepare and deliver to Licensor working drawings, plans and specifications detailing the location and size of the Telecommunications Equipment to be installed within the Cable Trays and Equipment Space specifically describing the proposed construction. No work shall commence until Licensor has approved the plans, specifications and installation contractor in writing, which approval will not be unreasonably withheld or unduly delayed. Licensor shall deliver to Licensee, within ten (10) working days after receipt of the plans and specifications, its approval or disapproval, and any required changes. Upon approval, the plans and specifications for the Cable Trays shall be attached hereto as part of Exhibit “C”, and the plans and specifications for the Equipment Space shall be attached hereto as part of Exhibit “D”. Licensee warrants that the installation of the Telecommunications Equipment shall be in strict compliance with Exhibits “C” and “D”. After installation of the Telecommunications Equipment, Licensee shall not undertake or engage in any structural work, construction, maintenance or repairs without providing Licensor with thirty (30) days written notice of such proposed work. Licensee shall submit detailed working plans and shop drawings to Licensor for Licensor’s approval, which shall not be unreasonably withheld or delayed.

        9.2 All construction, installation, maintenance and repairs shall be completed by a licensed contractor(s) approved by Licensor in advance and in a workmanlike manner using generally accepted construction standards. Licensee shall install the Telecommunications Equipment in a safe and proper manner so as to pose no known hazard to safety of life or property with respect to persons and property in or about the Building. Licensee shall use properly licensed personnel for all installation, operation and maintenance of its Telecommunications Equipment located on the premises.

        9.3 Licensee agrees not to commit any waste or allow any waste to be committed within or on any portion of the Cable Trays, Equipment Space, or in any of the common areas of the Building and will not injure the Cable Trays or Building but will maintain the Cable Trays and Equipment Space in a clean, attractive condition and in good repair.

        9.4 Prior to commencing any work on the Cable Trays or Equipment Space, Licensee shall obtain all necessary licenses, permits and consents and provide copies of same to Licensor. Licensor shall have the right to monitor all such work, at its own expense.

10. Costs

        Licensee shall be responsible for any and all cost, damage or expense arising from the installation, maintenance, or repair to the Cable Trays, Equipment Space or Telecommunications Equipment, and any and all cost, damage or expense to the Building or the property of Licensor or other licensees arising from such installation, maintenance or repair operations.

11. Taxes and Assessments

        During the License term and any extension hereof, Licensee shall be responsible for the declaration and payment of any applicable taxes or assessments against the personal property owned or leased by Licensee located in the Building. Upon receipt of written request from Licensor, Licensee agrees to provide Licensor with timely evidence satisfactory to Licensor that all taxes due and payable for Licensee’s property have been paid.

12. Governing Law

        This License and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Nevada.

13. Laws and Regulations

        13.1 Licensee and Licensor agree to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction with respect to the Building. In particular, prior to installation of the Telecommunications Equipment, Licensee shall provide Licensor written evidence, satisfactory to Licensor in its sole but reasonable judgment, of the representations and warranties set forth in Section 4.

        13.2 The parties acknowledge that the Telecommunications Equipment should emit no amounts of radiation whatsoever within the Equipment Space. Licensee shall, at Licensee’s sole cost, take all measures necessary to insure that no radiation is emitted from such Telecommunications Equipment and that the Telecommunications Equipment strictly complies with all laws, rules, regulations, ordinances and codes, whether now or hereafter existing, of all federal, state and local governmental authorities and that the Telecommunications Equipment strictly complies with all contractual obligations to which Licensee is bound in connection with such Telecommunications Equipment, including, without limitation, regulations of the Federal Communications Commission, the Environmental Protection Agency, and the Occupational Safety and Health Administration, applicable to the emission of radiation from active transmission equipment or similar facilities. Licensee shall also pay promptly when due all royalties or other fees due in connection with the operation of the Telecommunications Equipment. In the event compliance with this paragraph shall require modifications or alterations of Telecommunications Equipment or the Cable Trays, no modification or alteration shall be made without Licensor’s prior written consent, which consent may be withheld in Licensor’s sole judgment or granted on such terms and conditions as Licensor may determine in its sole judgment.

14. Building Rules

        Licensee will comply with the rules and regulations of the Building as adopted and altered by Licensor from time to time and will cause all of its agents, employees, invitees and visitors to do so provided such rules: (i) do not unreasonably and materially interfere with Licensee’s conduct of its business; and (ii) do not require payment of additional moneys. All changes to such rules will be sent by Licensor to Licensee in writing. The current rules and regulations applicable to Licensee’s activities in the Building are attached hereto as Exhibit E and made a part hereof.

15. Maintenance and Repairs Requiring Cessation of Operations of Telecommunications Equipment

        It is expressly acknowledged and agreed that from time to time it may be necessary for Licensor to conduct maintenance and repairs upon the communications tower and the Cable Tray. Licensor shall notify Licensee not less than ten (10) days in advance of any routine maintenance that would require Licensee to cease transmission activity and other operation of the Telecommunications Equipment, and Licensor shall provide notice as soon as reasonably practicable in case of emergency repairs to the communications tower or Cable Tray. Licensee agrees to cease transmissions or other operations of the Telecommunications Equipment during such periods of time as may be reasonably necessary to conduct such maintenance and/or repair the operations. Licensor shall exercise its best efforts to minimize any interference with Licensee’s operations of the Telecommunications Equipment and to schedule such repairs and maintenance during times when it has reason to believe such repairs and maintenance shall be least disruptive to the operation of Licensee.

16. Protection of Telecommunications Equipment

        Licensee acknowledges that interruptions in utility services are not uncommon in facilities such as the Building and Licensee acknowledges that any sensitive electronic equipment which may be used in the Cable Trays or Equipment Space will be protected by Licensee from utility service interruptions through the use of backup power supplies, surge protectors and other appropriate safety systems. Licensee acknowledges that it has taken all precautionary steps it deems necessary to protect such Telecommunications Equipment in the Building, including the acquisition of insurance if applicable. Licensee agrees to indemnify and hold Licensor harmless from any damages or losses (including indirect or consequential damages and including attorneys’ fees) sustained to any of Licensee’s Telecommunications Equipment or caused by service interruptions, regardless of whether such interruptions are attributable in whole or in part to the negligence of Licensor, its agents or employees. This indemnity is in addition to and not in substitution of any other indemnity in this License.

17. Security

        Security shall be provided by Licensor in the form of limited access to the Building during other than Normal Business Hours. Licensor, however, shall have no liability for theft or burglary, or for damage done by unauthorized persons in the Cable Trays or Equipment Space unless caused by the gross negligence or willful misconduct of Licensor, its agents, employees, or invitees and neither shall Licensor be required to insure against any such losses.

18. Warranty Against Damage and Interference

        18.1 Licensee agrees that Licensee’s Telecommunications Equipment, and its installation, maintenance and operation may in no way damage the Building, or interfere with the use of the Building, or the operation of any other communications devices including those of the Rio, Licensor, or by other lessees or licensees of the Licensor. If such damage or interference shall occur, Licensor shall give Licensee written notice thereof and Licensee shall take immediate action to correct the same within twenty-four (24) hours of receipt of such notice. Licensor reserves the right to disconnect power to any such Licensee’s Telecommunications Equipment if Licensee fails to correct after proper notification and cure period.

        18.2 Licensee agrees to be responsible for any damage caused to the Building, and/or any other property owned by Licensor or any lessee or licensee of Licensor which may be caused by Licensee or any of its agents or representatives. Licensee further agrees to keep to a minimum the number of personnel visiting the Building and the frequency of the visits.

19. Warranty Against Disruption

        During the term of this Agreement, Licensor will not license or grant permission to use the Building if such use may in any way adversely affect or interfere with Licensee’s Use as defined in Paragraph 4 hereof. In the event of any such adverse effect or interference, Licensor shall take all steps necessary to immediately correct and eliminate the adverse effect or interference. Licensor shall not be liable in any manner to Licensee for any expenses or damages which it may suffer as a result of any such adverse effect or interference.

20. Relocation of Telecommunications Equipment

        Licensor reserves the right to require Licensee to relocate the Telecommunications Equipment to other areas within the Building during the term of this License agreement at Licensor’s sole, reasonable discretion. Licensor shall reimburse Licensee for its reasonable expenses incurred in connection with any such relocation. Should Licensor request the relocation of Licensee’s Telecommunications Equipment, Licensor agrees to allow Licensee reasonable time, not to exceed thirty (30) days for such relocation. If it is not feasible, in Licensor’s sole discretion, for Licensor to provide another area within which to relocate the Telecommunications Equipment, Licensor shall provide sixty (60) days written notice to Licensee that this License is terminated. Licensor shall not be liable for damage to Licensee’s Telecommunications Equipment or theft, misappropriation or loss thereof.

21. General Access by Licensee

        21.1 Licensor agrees that Licensee’s authorized representatives shall have access to the Cable Trays and Equipment Space during Normal Business Hours for the purposes of installing, maintaining, operating and repairing Telecommunications Equipment, and Licensor further agrees to give Licensee ingress and egress to the Building spaces during the term of this agreement. It is agreed, however, that only authorized engineers, employees or properly authorized contractor, subcontractor, and agents of Licensee, other authorized regulatory inspectors, or persons under their direct supervision and control will be permitted to enter the Building spaces, and only upon conditions set forth herein.

        21.2 Prior to any entry upon the Building spaces, Licensee shall submit a written request to Licensor stating the name and company of the person(s) who will enter the Building spaces, the reason for entry, and the expected duration of the visit.

        21.3 Permission for all entries upon the Building spaces (including entries for maintenance and/or installation) must be received from Licensor in advance, and Licensee agrees to give Licensor as much advanced notice as possible, but in no event less than 24 hours notice, unless such entry is of an emergency nature and permission cannot be obtained in a timely fashion

22. Other General Responsibilities of Licensee

        22.1 Licensee understands that the Equipment Space must be kept locked and secure at all times and must not be available or open to the public.

        22.2 Licensee will not permit unauthorized person or persons with insufficient expertise or experience to enter Equipment Space and maintain or operate its Telecommunications Equipment.

        22.3 All activities of Licensee initially associated with the construction of the Cable Trays and the installation of the Telecommunications Equipment shall be performed in such a way as to reasonable minimize interference with the operation of the Building.

        22.4 No monitoring or inspection of Licensee’s work by Licensor or Licensor’s representatives shall be deemed supervision of Licensee’s employees or shall be deemed to be a representation or warranty of any particular level of telecommunications expertise attained by Licensor or Licensor’s representatives. Licensee shall monitor and supervise its own employees and shall assume responsibility for the expertise and quality of its work, and shall not rely upon Licensor for same.

23. General Access of Licensor

        Licensor shall have the right to enter Licensee’s Equipment Space during any emergency which requires entry to Licensee’s space. Licensor shall have the right to enter Licensee’s Equipment Space at other such times as Licensor may require, provided however, Licensor will try, but not be obligated, to provide prior notice upon such non-emergency entrance into Licensee’s Equipment Space.

24. Use of Electrical Services by Licensee

        24.1 Licensee shall be responsible for contracting for and procuring of all electrical services, if any, which are necessary for its Telecommunications Equipment. Licensor shall have no obligation whatsoever to provide such services to Licensee.

        24.2 Licensee shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, lighting, air conditioning and other, if any, items required by Licensor which, in Licensor’s reasonable judgment, are necessary to accommodate Licensee’s design loads and capacities, including, without limitation, the installation and maintenance thereof. Notwithstanding the foregoing, Licensor may withhold consent for Licensee’s installation of any wiring, risers, transformers, electrical panels, lighting, or air conditioning if, in Licensor’s reasonable judgment, the same are not necessary or would cause damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building, or would interfere with or create or constitute a disturbance to other tenants, licensees or occupants of the Building. In no event shall Licensor incur any liability for Licensor’s refusal to install or modify, or for its withholding of consent for Licensee’s installation or modification of, any such electrical facility or equipment.

25. Insurance

        25.1 At all times during the term of this agreement Licensee shall maintain in force, at its expense, workers’ compensation or other similar insurance, as required by and pursuant to all applicable state and local statutes.

        25.2 At all times during the term of this agreement Licensee shall maintain in force at its expense, a policy of Commercial General Liability Insurance issued by a company acceptable to Licensor, and licensed to do business within the State of Nevada, insuring Licensee and naming Rio, Licensor, agent and any additional parties Licensor is legally obligated to insure as additional parties insured. Such insurance shall be provided by a policy with a combined single limit of at least $1,000,000 for injury or death or property damage, with an umbrella policy providing excess liability coverage of not less than $1,000,000 insuring against the liability of the Licensee arising out of or in connection with its installation, maintenance, operation and use of the Telecommunications Equipment, and/or the provision of services at the licensed premises. All public liability and property damage insurance shall insure Licensee’s performance of its obligations under the indemnity provisions of this License. Licensee’s insurance shall contain provisions providing that such insurance shall be primary insurance insofar as Licensor and Licensee are concerned, with any other insurance maintained by Licensor being excess and non-contributing with the insurance of Licensee required hereunder and providing coverage for the contractual liability of Licensee to indemnify Licensor pursuant to Section 26. Licensee shall provide a certificate evidencing such insurance prior to commencement of any construction pursuant to this agreement and annually thereafter on each anniversary of the commencement date. Licensor shall have the right to review the adequacy of the limits of coverage required and make changes it deems necessary.

        25.3 Should Licensee engage a contractor or subcontractor, the same conditions applicable to Licensee under this License apply to each contractor or subcontractor, including but in no way limited to the indemnity and insurance clauses.

26. Indemnification by Licensee

        26.1 Licensee agrees to indemnify and hold Licensor and Rio harmless from and against any loss, cost, damage or expense arising out of, or in connection with, Licensee’s installation, maintenance, repair or operation of the Telecommunications Equipment, except for any loss, cost, damage or expense arising in whole or in part from the gross negligence or willful misconduct of Licensor, its agents or employees. This indemnity is in addition to and not in substitution of any other indemnity in this License. Licensee will make any and all repairs necessary in a timely manner. If Licensee does not make required repairs to Licensor’s satisfaction within a reasonable time (depending on the nature of the repair needed) after receiving notice of having actual knowledge of the need for repair and Licensee has not started such repair within five (5)) working days after receiving written notice from Licensor, then Licensor will have the right but not the obligation to perform any such repairs at Licensee’s sole cost and expense. Licensee shall on demand pay to Licensor as additional Licensee Fees (i) the cost of such work plus 30% thereof as administrative costs; plus (ii) interest thereon at the prime rate plus four percent (4%) per annum from the date of demand.

        26.2 The provisions of this Section 26 shall survive termination of this agreement.

27. Assignment and Transfers by Licensee

        27.1 The License granted herein is personal to Licensee only and is not transferable in any manner whatsoever. Transfer of this License or the rights granted herein by this License shall be void and of no force without the express written consent of Licensor, which consent shall be at Licensor’s sole discretion.

        27.2 Licensee shall not transfer, convey, mortgage, pledge, hypothecate, or encumber Licensee’s license interest hereunder or grant any license, concession, or other right to use any portion of the Cable Trays or Equipment Space without the prior written consent of Licensor. The prohibitions specified in this Section 27 shall be construed to include, without limitation, any such prohibited transfers occurring by operation of law. Any attempt by Licensee to accomplish a transfer prohibited by the provisions of this License, without having obtained the prior written consent of Licensor thereto shall be void and of no force or effect and may, at the option of Licensor, constitute a material default hereunder.

28. Transfers by Licensor

        Licensor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Licensor shall be released from any further obligations hereunder, and Licensee agrees to look solely to such successor in interest of Licensor for the performance of such obligations.

29. Termination

        29.1 The License granted herein is a revocable license, terminable at any time by Licensor. Notwithstanding the foregoing, Licensor agrees that it will not exercise its right of revocation and will not terminate the License during the term specified in Section 2, except for the following reasons or as specifically provided elsewhere in this agreement:

        29.2 Licensor may terminate this agreement upon default of Licensee of any of its obligations as defined hereafter in Section 33.

        29.3 In the event the licensed premises or the Building should, in the reasonable opinion of Licensor, become unsuitable for use by Licensee at any time during the term of this agreement for any reason, including, but not limited to, fire, other casualty, enemy action, the elements, act of God, action of law, governmental regulation or eminent domain, Licensor shall not be required to restore the licensed premises or the Building so as to permit resumption of operation by Licensee, nor shall Licensor be required to furnish Licensee with a substitute site for its operations. Subject to sooner termination pursuant to Section 33, in the event of such unsuitability, this License may be terminated by either party by giving written notice to the other, specifying the date of termination, such notice to be given within thirty (30) days following such partial destruction, and not less than thirty (30) days prior to the termination date specified in such notice. Should the licensed premises, or any essential part of such licensed premises be totally destroyed by fire or other casualty or should Licensor exercise its right to demolish the premises, or should the entire Building be taken by eminent domain, this License shall immediately terminate.

        29.4 In the event that Licensor’s interest in the Cable Tray and the Equipment Space is conveyed or transferred during the term hereof to any party, such conveyance or transfer shall include the assumption of the obligations of this License by the grantee or transferee. Licensor shall notify Licensee in writing as soon as possible prior to the conveyance or transfer and notwithstanding anything in this License to the contrary, this License and all of Licensee’s rights hereunder shall terminate simultaneously with the sale of Licensor’s interest if grantee does not desire to assume the obligations of this License; provided, however, that the obligations of Licensee to remove its Telecommunications Equipment and restore the premises shall survive such termination.

30. Removal of Telecommunications Equipment / Holding Over / Restoration

        30.1 Licensee shall have 5 days after the expiration or earlier termination of this License in which to remove its Telecommunications Equipment from the Cable Tray and Building and to restore the Building and Cable Tray to their original condition. If it shall not do so within such period, it shall be deemed to have abandoned such Telecommunications Equipment and the same shall become the property of Licensor for Licensor to use, remove, destroy or otherwise dispose of at its discretion and without responsibility for accounting to Licensee therefor.

        30.2 If Licensee’s Telecommunications Equipment remains at the Building after the expiration or earlier termination of this agreement without specific prior written approval from Licensor, Licensee shall, throughout the entire holdover period, pay to Licensor license fees equal to 200% of the license fee in effect immediately prior to the expiration or termination of this agreement. If any of Licensee’s Telecommunications Equipment shall remain at the licensed premises for more than 5 days after the expiration or sooner termination of the License, such Telecommunications Equipment shall be deemed to be abandoned by Licensee and shall become the sole property of Licensor, and Licensor shall not be required to pay Licensee the value thereof.

31. Mechanic’s Liens

        Licensee shall timely pay its bills and shall promptly discharge any mechanic’s or materialman’s lien, in accordance with the laws of the jurisdiction in which the Building is located, which may be filed against the Building, due to any work performed by or on behalf of Licensee or any materials or equipment supplied to Licensee or its contractors in connection with the installation, operation, maintenance, repair or removal of any of the Telecommunications Equipment. If such a lien is filed, Licensee will discharge the lien by payment or otherwise bond it off, at Licensee’s option, within ten (10) days after filing. If any such lien is not discharged or bonded off, then Licensee shall be in default and Licensor may immediately terminate this License, in which case Licensor shall be entitled to recover from Licensee any and all damages and be awarded any and all relief, in both law and equity, as a result of such default.

32. Waiver of Subrogation Rights

        To the extent allowable under the laws and regulations governing the writing of insurance within the State of Nevada, Licensor and Licensee each release the other and their respective agents and employees from all liability to each other, or anyone claiming through or under them, by way of subrogation or otherwise, for any loss or damage to property caused by or resulting from risks insured against under this License, pursuant to insurance policies carried by the parties which are in force at the time of the loss or damage. Licensor and Licensee will each request its insurance carrier to include in policies provided pursuant to this License an endorsement recognizing this waiver of subrogation. The waiver of subrogation endorsement need not be obtained if it incurs an additional cost for the affected policy, unless following written notice, the other party elects to pay that additional cost to obtain the waiver of subrogation endorsement. This section shall survive termination of this agreement.

33. Events of Default

        33.1 The following events shall be deemed to be events of default by Licensee under this License: (i) Licensee shall fail to pay any license fees or other sum of money when due hereunder and such failure shall continue for a period of ten (10) business days after receipt of written notice from Licensor of such failure; (ii) Licensee shall fail to comply with any provision of this License or any other agreement between Licensor and Licensee not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of ten (10) days after written notice of such default is delivered to Licensee, provided, however, if such condition cannot reasonably be cured within such ten (10) day period, it instead shall be an event of default if Licensee shall fail to commence to cure such condition within such ten (10) day period and/or shall thereafter fail to prosecute such action diligently and continuously to completion within thirty (30) days of the date of Licensor’s notice of default; (iii) the license hereunder granted shall be taken on execution or other process of law in any action against Licensee; (iv) Licensee shall become insolvent or unable to pay its debts as they become due, or Licensee notifies Licensor that it anticipates either condition; (v) Licensee takes any action to, or notifies Licensor that Licensee intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Licensee under any such statute; or Licensee or any creditor of Licensee notifies Licensor that it knows such a petition will be filed; or Licensee notifies Licensor that it expects such a petition to be filed (but such events shall constitute an event of default under this License only to the extent permitted by law); or (vi) a receiver or trustee shall be appointed for Licensee’s license interest in the Cable Trays or for all or a substantial part of the assets of Licensee.

        33.2 Upon the occurrence of any event or events of default by Licensee, whether enumerated in this Paragraph 33 or not, Licensor shall have the option to pursue any remedies available to it at law or in equity without any additional notices to Licensee [except for such notice expressly required by Subparagraph 33.1] or demand for possession whatsoever. Licensor’s remedies shall include but not be limited to the following: (i) terminate this License in which event Licensee shall immediately surrender the Cable Trays and Equipment Space to Licensor; (ii) terminate Licensee’s right to use the Cable Trays and Equipment Space and reenter and take possession of the Cable Trays and Equipment Space (without terminating this License); (iii) enter upon the Cable Trays and Equipment Space and do whatever Licensee is obligated to do under the terms of this License; and Licensee agrees to reimburse Licensor on demand for any reasonable expenses which Licensor may incur in effecting compliance with Licensee’s obligations under this License, and Licensee further agrees that Licensor shall not be liable for any damages resulting to Licensee from such action; (iv) terminate electrical power to Licensee’s Telecommunications Equipment with five (5) days prior written notification as a matter of recourse on past-due license fee payments; and (v) exercise all other remedies available to Licensor at law or in equity, including, without limitation, injunctive relief of all varieties.

        33.3 Licensor shall be in default hereunder in the event Licensor has not begun and pursued with reasonable diligence the cure of any failure of Licensor to meet its obligations hereunder within ten (10) days of the receipt by Licensor of written notice from Licensee of the alleged failure to perform. In no event shall Licensee have the right to terminate or rescind this License as a result of Licensor’s default as to any covenant or agreement contained in this License. Licensee hereby waives such remedies of termination and rescission and hereby agrees that Licensee’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Licensee hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Licensor.

34. No Implied Waiver

        The failure of Licensor to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this License shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Licensee or receipt by Licensor of a lesser amount than the monthly installment of license fees due under this License shall be deemed to be other than on account of the earliest license fees due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as license fees be deemed an accord and satisfaction, and Licensor may accept such check or payment without prejudice to Licensor’s right to recover the balance of such license fees or pursue any other remedy in this License provided.

35. Force Majeure

        Whenever a period of time is herein prescribed for the taking of any action by Licensor, Licensor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Licensor.

36. Merger of Estates

        This instrument is a license and not a lease. Licensee expressly agrees that it does not and shall not claim at any time any interest or estate of any kind or extent whatsoever in the Building by virtue of the rights granted under this License or its occupancy or use under this License.

37. No Partnership

        Nothing in this License shall be construed to create a partnership or joint venture between Licensor and Licensee or any other relationship other than as Licensor and Licensee; nor shall Licensee in any manner act or indicate to any third party that it is acting as agent of the Licensor.

38. Invalidity

        If any term or provision of this License, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this License, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this License shall be valid and enforced to the fullest extent permitted by law.

39. Commissions

        Licensee hereby indemnifies and holds Licensor harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this License or expansion of the Cable Trays or Equipment Space hereunder, if applicable, due to any action of Licensee.

40. Time of Performance

        Except as expressly otherwise herein provided, with respect to all required acts of Licensee, time is of the essence of this License.

41. Effect of Delivery of This License

        Licensor has delivered a copy of this License to Licensee for Licensee’s review only, and the delivery hereof does not constitute an offer to Licensee or option. This License shall not be effective until a copy executed by both Licensor and Licensee is delivered to and accepted by Licensor, and this License has been approved by Rio.

42. Entire Agreement

        This License embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto with regard thereto other than those specifically set forth herein.

43. Modifications

        Any modification of this License or any additional obligations assumed by either party in connection with this License shall be binding only if evidenced in writing, signed by each party.

44. Recordation

        Licensee agrees not to record this License or any memorandum thereof unless required by governmental action or franchise agreement. In the event that recordation is so required, Licensee agrees to promptly provide Licensor with a copy of this License so recorded and to, promptly upon termination of this License, join with Licensor in executing and recording a notice of termination in the appropriate real property records. In the event that Licensee fails to execute such a notice within ten (10) days of such termination, Licensee shall have the right to execute and record such a notice and such notice shall be deemed to be as effective as if executed by Licensee.

45. Remedies

        In addition to the remedies provided herein for failure to comply with any of the specific terms and conditions of this License, nothing herein shall in any way limit any right of Licensor or Licensee to pursue legal remedies in any court for damages to it, including attorneys’ fees, resulting from actions by Licensee or Licensor.

46. Costs and Attorney’s Fees

        If, by reason of any default on the part of the Licensee, it becomes necessary to employ an attorney, or in the case Licensor shall bring suit to recover any License Fees due hereunder or for breach of any portion of this License, or if Licensee shall bring any action for relief against Licensor arising out of this License, the prevailing party in such action shall be entitled to reasonable attorney’s fees and costs.

47. Notice

        47.1 All notices, demands, requests, or other communications which are required to be given, served, or sent by one party to the other pursuant to this License shall be in writing, and shall be mailed, postage pre-paid, by registered or certified mail, or by a reliable overnight courier service with delivery verification, addressed as follows:

If to Licensor to:
Marnell Corrao Associates, Inc.
222 Via Marnell Way
Las Vegas, Nevada 89119

If to Licensee to:
Jason Neiberger
SkyBridge Wireless
6565 Spencer Street, Suite 205
Las Vegas, Nevada 89119

        47.2 Each notice, demand, request, or communication which is mailed or delivered in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee first named above for each party (with the return receipt of verification of delivery being deemed conclusive evidence of such notice), or at such time as delivery is refused by addressee upon presentation.

        47.3 Either party may designate by notice in writing a new address and/or individual to which any notice, demand, request or communication made thereafter shall be so given, served or sent.

48. Execution of License

IN WITNESS WHEREOF, the parties have executed this License as of the day and year first above written. The parties hereto further certify that the persons signing this License agreement are duly authorized to do so.

LICENSOR:

Marnell Corrao Associates, Inc.

BY: /s/ Marnell Corrao Associates, Inc.
TITLE:____________________

                                        Consents and Approvals

Rio Properties, Inc.

BY:/s/ Rio Properties, Inc.
TITLE:__________________	LICENSEE SkyBridge Wireless, LLC. BY: /s/ Jason Neiberger TITLE: President

TELECOMMUNICATIONS LICENSE AGREEMENT

TELECOMMUNICATIONS EQUIPMENT

EXHIBIT A

TELECOMMUNICATIONS LICENSE AGREEMENT

EQUIPMENT SPACE FLOOR PLAN

EXHIBIT B

TELECOMMUNICATIONS LICENSE AGREEMENT

PLANS AND SPECIFICATIONS

EXHIBIT C

TELECOMMUNICATIONS LICENSE AGREEMENT

PLANS AND SPECIFICATIONS — EQUIPMENT SPACE

EXHIBIT D

TELECOMMUNICATIONS LICENSE AGREEMENT

BUILDING RULES

EXHIBIT E

ANTENNAS:

All antennas shall be physically and securely mounted to an assigned mount, which is part of the supporting I beam located on the rooftop. Antennas are to be mounted in an absolute vertical position (zero degrees tilt). This does not apply to microwave type antennas. Each antenna shall be securely grounded to the provided halo ground bus that surrounds the I beam, with #8 minimum copper wire. A weatherproof covering or sealant shall be used to cover the exposed copper wire and bugs. Each antenna shall be permanently marked or tagged with a weatherproof tag or marking. Each antenna shall be identified and associated with the user and user’s location in the equipment room (i.e. Equipment Space No. 4; Cable No.1). If insulated wire is used for grounding, code requires that the color green be used.

TRANSMISSION LINE:

All transmission line installed on the premises shall be of the 100% shielded type, i.e., SuperFlex (inside equipment room), Solid Foam LDFtype cable used in exterior applications to connect to antennas on the rooftop. Each transmission line that goes between the equipment room and rooftop shall be permanently identified at each end as such: Equipment Space Designation and Transmission Line Number. Example, 4-1 (Equipment Space No. 4, and cable number 1).

EQUIPMENT:

All radio transmitter/repeater/base station equipment shall be of communication industry’s standards for use on high RF density radio communications environments. This is to include both fully shielded transmitters and fully shielded receivers. There shall be a minimum of dual isolators and associated harmonic filter used on all transmitters. Combiner isolators and filters, in a combining scheme, may meet these requirements. NO MOBILE TYPE EQUIPMENT SHALL BE USED IN THE BUILDING (AT THE RIO HOTEL SITE). All equipment racks and radio equipment shall be securely mounted and braced to withstand building movement in the event of an earthquake. ABSOLUTELY NO HOLES ARE TO BE DRILLED INTO THE CONCRETE FLOOR. The concrete floor is constructed using stress cables. A damaged stress cable will weaken the floor and cause the risk of floor failure.

RFP POWER LEVELS:

Transmit output power levels shall not exceed 100 watts rf and effective radiated power shall not exceed 300 watts RF unless specifically approved by Marnell Corrao Associates, Inc. management.

ANTENNA SYSTEMS:

As much as possible, the use of common receiver multi couplers and transmit combining shall be used to minimize the number of antennas in total use. Users are encouraged to use dual and triple antennas to conserve antenna space. Each unused antenna shall be terminated into a dummy load of the proper impedance match for the respective antenna.

GROUNDING:

All Equipment Racks and Base Station Equipment shall be securely and electrically connected to the equipment room halo ground bus, located approximately 2/3 from the floor, and surrounding the entire equipment room. Minimum #8 copper wire shall be used for this purpose. Solid electrical connections shall be made using electrical ‘bugs’ and ‘lugs’. All grounding wire used for this purpose shall be green in color. Motorola R-56 standards shall be adhered to in all equipment and antenna grounding work.

DOCUMENTATION & INSPECTIONS:

Detailed documentation shall be to Marnell Corrao Associates, Inc. and also maintained at the site by each user, showing the system diagrams for each and all equipment used and all engineering calculations used to identify effective radiated power levels. Documentation shall include floor layout plans, antenna locations, ac power demands, and equipment heat dissipation. Receive systems shall also be shown in this documentation. Up to date records and access to these records shall be made available for site inspection.

HOUSEKEEPING:

The entire facility shall be kept free of dirt and debris. This includes the rooftop. Dust and dirt are a detriment for everyone. Every individual shall be responsible to keep his or her area clean. Storage of parts shall be maintained in an orderly manner, such as in a cabinet.

It is intended that this site be a showpiece and premier site. Everyone is asked to do their part to keep it this way.

TELECOMMUNICATIONS LICENSE AGREEMENT

EMERGENCY NOTICE DIRECTORY

EXHIBIT F

IF TO LICENSOR to: IF TO LICENSEE: to:
Marnell Corrao Associates, Inc.
222 Via Marnell Way
Las Vegas, Nevada 89119

Kendra Wright
Office: (702) 739-2900
Mobile: (702) 497-1122

SkyBridge Wireless
6565 Spencer Street, Suite 205
Las Vegas, Nevada 89119

Jason Neiberger
Office: (702) 897-8704
Mobile: (702) 499-4032